Exhibit 10.7

SECOND AMENDMENT

TO THE

CREDIT AGREEMENT

dated as of January 16, 2004

between

GOLDEN GRAIN ENERGY, LLC
as Borrower

and

HOME FEDERAL SAVINGS BANK
as Lender

January 30, 2006

SECOND AMENDMENT

to the

CREDIT AGREEMENT

THIS SECOND AMENDMENT (the “Amendment”) to the CREDIT AGREEMENT dated January 16, 2004, as amended by the First Amendment to the Credit Agreement dated May 17, 2004 (the “Agreement”), is made and entered into as of January 30, 2006, by and between by and between GOLDEN GRAIN ENERGY, LLC, an Iowa limited liability company (“Borrower”) and HOME FEDERAL SAVINGS BANK (“Lender”).

WHEREAS, pursuant to Section 9.02(b) of the Agreement, Lender and Borrower agree to amend the Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

1.             Definitions.   Except as otherwise provided herein, capitalized terms used herein without definition shall have the meanings provided for in the Agreement.

2.             Definition of Revolving Commitment Amount.   The definition of Revolving Commitment Amount contained in Section 1.01 of the Agreement is deleted in its entirety and replaced with the following:

“Revolving Commitment Amount” shall mean $6,500,000.

3.             Extension of Revolving Credit Availability Period.   Lender hereby extends the Revolving Credit Availability Period to April 1, 2007, as permitted pursuant to Section 2.05 of the Credit Agreement.

4.             Letter of Credit Facilities.   Section 2.08 of the Agreement is deleted in its entirety and replaced with the following language:

Section 2.08         Letters of Credit

Hartland Fuel Products Facility.   Lender establishes in favor of Borrower a letter of credit facility of $5,000,000 (“Hartland LC Facility”) as a sub-credit facility of the Revolving Commitment under Section 2.05 of the Agreement. Pursuant to Borrower’s request in the form of Exhibit A, Lender will, if no Default or Event of Default has occurred and is continuing, issue up to five individual letters of credit in favor of Hartland Fuel Products, L.L.C. (“Hartland”) in the form attached hereto as Exhibit B. Amounts owing under the Hartland LC Facility will be evidenced by the Amended and Restated Revolving Credit Note. The amount available for borrowing under the Revolving Commitment Amount is hereby reduced by $5,000,000, which amount shall be reinstated and available for borrowing under the Revolving Commitment upon cancellation of one or more letters of credit by the amount of such cancelled letters of credit. The letters of credit issued under the Hartland LC Facility shall each expire not more than 364 days following the issuance date. All amounts drawn on the letters of credit issued under the Hartland LC Facility shall be due and payable the earlier of one year from the date of the draw or the Maturity Date. For amounts drawn on any letter of credit issued under the Hartland LC Facility, Borrower shall pay in arrears, not later than the first day of each month, interest at the Prime Rate plus 100 basis points (1.00%) based on the daily principal balance of the amount outstanding during the related monthly period. Borrower shall pay to Lender, on the date hereof, an fee of $37,500, which shall be deemed to be fully earned on the date hereof.

5.             Revolving Credit Note.   The form of Revolving Credit Note attached as Exhibit B to the Credit Agreement is deleted in its entirety and replaced with the Amended and Restated Revolving Credit Note attached hereto as Exhibit C (the “Amended and Restated Revolving Credit Note”). Lender will deliver the original executed Revolving Credit Note of Borrower in favor of Lender dated January 16, 2004, (the “Original Note”) to Borrower marked “replaced.”  The Amended and Restated Revolving Credit Note is not issued or accepted in payment or satisfaction of, but as a replacement of the Original Note. The indebtedness under the Original Note remains outstanding (and as increased under this Amendment), and nothing herein shall be considered a novation of the Original Note or the indebtedness thereunder. All references in the Agreement to the “Revolving Credit Note” shall hereafter be deemed to be a reference to the Amended and Restated Revolving Credit Note.

6.             Interest Rates.   Section 2.07(a) of the Agreement is deleted in its entirety and replaced with the following:

(a)           Revolving Loans.   Interest on Revolving Loans shall accrue at the Prime Rate plus 65 basis points (0.65%) as determined on the applicable Determination Date.

7.             Readvances.   In addition to any other authority to make loans, including protective advances, Lender may, in its sole discretion, make additional loans to Borrower, make additional credit facilities available to Borrower, or renew, extend, or increase any loan or credit facility. Unless otherwise deemed appropriate by Lender, no amendment to any deed of trust or mortgage or similar instrument will be required to the extent the aggregate principal amount outstanding hereunder (including any amount outstanding under any future loan or credit facility) does not exceed $38,500,000.

8.             Borrower’s Address for Notices.   Borrower’s address under Section 9.01 of the Agreement is deleted in its entirety and replaced with the following address:

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To Borrower:	Golden Grain Energy, LLC
Attn: Walter Wendland
1822 43rd Street SW
Mason City, IA 50401

9.             Conditions to Effectiveness.   This Amendment will not be effective until Lender has received:

(a)           a counterpart of this Amendment duly executed and delivered;

(b)           the duly executed and delivered First Amendment to the Mortgage covering all of the Real Estate owned or leased by Borrower and duly executed counterparts of the other Real Estate Documents together with: (A) an endorsement to the title insurance policy; and (B) evidence that counterparts of the First Amendment to the Mortgage have been recorded in all places to the extent necessary or desirable, in the judgment of Lender, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on the fee simple estate of each parcel of Real Estate in favor of Lender for the benefit of Lender;

(c)           the Amended and Restated Revolving Credit Note, duly executed by Borrower payable to the order of Lender; and

(d)           such other certificates, instruments and documents as Lender may request.

10.           Representations; Certifications. Borrower hereby:

(a)   makes and renews to Lender the representations and warranties set forth in Article IV of the Agreement; and

(b)  certifies to Lender that no Default or Event of Default has occurred under the Agreement.

11.           Expenses.   The Borrower shall pay or reimburse Lender for all of Lender’s out-of-pocket costs in connection with this Amendment, including but not limited to fees, charges and disbursements of Lender’s counsel related to the negotiation, documentation and closing of this Amendment, and all taxes and fees payable in connection with the execution, delivery, filing or recording of the First Amendment to the Mortgage dated as of the date hereof.

12.           General.   On and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Agreement, and each reference in the Loan Documents to the Agreement, shall mean the Agreement as amended by this Amendment. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

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13.           Counterpart Signatures.   This Amendment may be executed by each party in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one binding document.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

GOLDEN GRAIN ENERGY, LLC

By:	/s/ Walter Wendland
Name:	Walter Wendland
Title:	President

LENDER:

HOME FEDERAL SAVINGS BANK

By:	/s/ Eric N. Oftedahl
Name:	Eric N. Oftedahl
Title:	Vice President

Exhibit A

Request for Irrevocable Standby Letter of Credit for the benefit of Hartland Fuel Products L.L.C.

Golden Grain Energy, LLC hereby requests issuance on [date , of an Irrevocable Standby Letter of Credit in the amount of $                                  for the benefit of the Beneficiary named below. Lender has full authority to disburse funds to the beneficiary without notice or approval from Borrower.

Beneficiary:

Hartland Fuel Products, L.L.C.

Attention: Ken Simpson

1530 Greenview Drive SW, Suite 118

Rochester, MN 55902

Date:

GOLDEN GRAIN ENERGY, LLC

By

Its

Exhibit B

FORM OF IRREVOCABLE STANDBY LETTER OF CREDIT NO.

[Date]

BENEFICIARY:

Hartland Fuel Products L.L.C.

1530 Greenview Dr. SW, Suite 118

Rochester, MN 55901

To Ken Simpson,

We establish our Irrevocable Standby Letter of Credit in your favor for the account of our customer Golden Grain Energy, LLC available by drafts drawn on us payable at site for any sum of money not to exceed a total of United States $1,000,000.00, when accompanied by the following documents:

Each sight draft drawn under this letter of credit must be marked “Drawn Under Home Federal Savings Bank Letter of Credit                    ”. (See Exhibit “A” attached).

Drafts are to be submitted with a certified copy of a resolution from Beneficiary that the proceeds of this letter are to be used solely for margin calls as they pertain to the trading account in the name of Golden Grain Energy, LLC. Partial drawings are permitted.

All sight drafts drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit shall be honored if presented and delivered to Home Federal Savings Bank after [Issuance Date] and no later than [364 days after issuance date].

NOTWITHSTANDING THE EXPIRATION DATE SPECIFIED ABOVE, THIS IRREVOCABLE LETTER OF CREDIT WILL BE EXTENDED AUTOMATICALLY FOR A 364 DAY PERIOD UPON THE EXPIRATION DATE SET FORTH HEREIN AND UPON EACH ANNIVERSARY OF SUCH DATE, UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO SUCH EXPIRATION DATE, OR PRIOR TO ANY ANNIVERSARY OF SUCH DATE, WE NOTIFY YOU IN WRITING THAT WE ELECT NOT TO SO EXTEND THIS IRREVOCABLE LETTER OF CREDIT. IF SUCH A NOTICE IS RECEIVED, WE AGREE THAT YOU MAY DRAW ON THE ENTIRE UNDRAWN AMOUNT AVAILABLE UNDER THIS IRREVOCABLE LETTER OF CREDIT WITHIN THE APPLICABLE EXPIRATION DATE.

Except as far as otherwise expressly stated, this credit is subject to the “Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publications No. 500.”

Yours very truly,

Home Federal Savings Bank

By:
[Bank Officer Name]
[Bank Officer Title]

EXHIBIT A

FORM OF SIGHT DRAFT

IRREVOCABLE STANDBY LETTER OF

CREDIT NO.

DATE:

AT SIGHT

PAY TO THE ORDER OF                                                                                                                                               . THE

SUM OF U.S. $                                                                                                                                DOLLARS

($                                 ).

DRAWN UNDER IRREVOCABLE CREDIT NO.

Hartland Fuel Products L.L.C.
1530 Greenview Dr. SW
Suite 118
Rochester, MN 55901
(OR ITS SUCCESSORS OR ASSIGNS)

BY:

Exhibit C

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$6,500,000	Rochester, Minnesota
, 20

FOR VALUE RECEIVED, the undersigned, Golden Grain Energy, LLC, an Iowa limited liability company (“Borrower”), hereby promises to pay to Home Federal Savings Bank (together with any subsequent holder hereof, “Lender”) or its successors and assigns, at Post Office Box 6947, 1016 Civic Center Drive N.W., Rochester, Minnesota 55903-6947 on the Revolving Commitment Termination Date (as defined in the Credit Agreement dated as of January 16, 2004, as amended by the First Amendment to the Credit Agreement dated May 17, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between Borrower and Lender, the lesser of the principal sum of Six Million Five Hundred Thousand Dollars ($6,500,000) or so much thereof as shall be advanced by Lender to Borrower pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of Lender.

Borrower promises to pay Default Interest (as defined in the Credit Agreement), on demand, on the terms and conditions set forth in the Credit Agreement.

All borrowings evidenced by this Amended and Restated Revolving Credit Note and all payments and prepayments of the principal hereof and the date thereof shall be recorded by Lender in its internal records; provided, that the failure of Lender to make such a notation or any error in such notation shall not affect the obligations of Borrower to make the payments of principal and interest in accordance with the terms of this Amended and Restated Revolving Credit Note and the Credit Agreement.

This Amended and Restated Revolving Credit Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS AMENDED AND RESTATED REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

GOLDEN GRAIN ENERGY, LLC

By:
Name:
Title: